UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2017

____________________________

TetriDyn Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-19411-C	65-0008012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Queen Street

Lancaster, PA 17603

(Address of principal executive offices, including zip code)

(717) 715-0238

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On February 24, 2017, TetriDyn Solutions, Inc., a Nevada corporation (the “Company”), completed the amendment of certain convertible promissory notes issued to JPF Venture Group, Inc. (“JPFVG”) to eliminate the conversation feature of those notes.

Among other convertible promissory notes, JPFVG holds:

(a) a convertible promissory note assigned by the original creditor to JPFVG on March 12, 2015, in the original principal amount of Three Hundred Ninety Four Thousand Three Hundred Eighty Dollars ($394,380) (the “$394,380 Note”), convertible at the discretion of JPFVG into a total of 63,102 shares of the Company’s common stock (as adjusted for the Company’s 1-for-250 reverse stock split as set forth in the Company’s Current Report Form 8-K filed with the Commission on December 20, 2016);

(b) a convertible promissory note issued by the Company to JPFVG on February 25, 2016, in the original principal amount of Fifty Thousand Dollars ($50,000) (the “February Note”), convertible at the discretion of JPFVG into a total of 1,666,667 shares of the Company’s common stock;

(c) a convertible promissory note issued by the Company to JPFVG on May 20, 2015, in the original principal amount of Fifty Thousand Dollars ($50,000) (the “May Note”), convertible at the discretion of JPFVG into a total of 1,666,667 shares of the Company’s common stock; and

(d) a convertible promissory note issued by the Company to JPFVG on October 20, 2016 in the remaining principal amount of Twelve Thousand Five Hundred Dollars ($12,500) (the “October Note”), convertible at the discretion of JPFVG into a total of 416,667 shares of the Company’s common stock.

(the $394,380 Note, the February Note, the May Note and the October Note are collectively referred to herein as, the “Notes”).

Pursuant to that certain Amendment of Promissory Notes dated February 24, 2017 (the “Amendment”), the Company and JPFVG amended the Notes to eliminate the conversion feature of the Notes, such that none of the principal nor interest under the Notes may be converted into shares of the capital stock of the Company. The Amendment effectuates the elimination of JPFVG’s conversion rights under the Notes to acquire an aggregate of 3,813,103 shares issuable upon conversion of the Notes

The foregoing summary description of the terms of the Amendment may not contain all information that is of interest to the reader. For further information regarding the terms of the Amendment, reference is made to the Amendment, which is filed hereto as Exhibit 10.1, and is incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On February 23, 2017, the Board of Directors of the Company appointed Antoinette Hempstead to serve as director of the Company, effective February 24, 2017. Pursuant to the Company’s Bylaws, Ms. Hempstead shall hold office until the next election of directors by the shareholders of the Company.

Antoinette Hempstead served as our Chief Executive Officer and President from April 2013 until March 2015.  Prior to that, Ms. Hempstead served as our Deputy Chief Executive Officer and Vice President since August 2002.  Ms. Hempstead has over 30 years’ experience in management, software management, software development, and finance.  Ms. Hempstead is currently an IT Project Manager for an international carbon fiber manufacturing company.

2

There are no arrangements or understandings between Ms. Hempstead and any other person pursuant to which either of them were selected as a director of the Company.

Ms. Hempstead has not been a participant in, nor is she to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. There are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Ms. Hempstead in connection with her election to the Board of Directors, nor are there any grants or awards made to Ms. Hempstead in connection therewith.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Amendment to Convertible Promissory Notes, dated February 24, 2017, by and between TetriDyn Solutions, Inc. and JPF Venture Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRIDYN SOLUTIONS, INC.

By:	/s/ Jeremy Feakins
Jeremy Feakins Chief Executive Officer and Chief Financial Officer

Date: March 2, 2017